Exhibit 99.1

Kerr-McGee to Present at Energy Conference

Oklahoma City, Sept. 1, 2005 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) chief operating officer, will speak at the Lehman Brothers 2005 CEO Energy/Power Conference in New York on Sept. 7, at 3:05 p.m. EDT. Interested parties can listen to the presentation by logging on to www.kerr-mcgee.com.  Following the speech, the presentation slides will be archived on the company’s website for about 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $15 billion. For more information on the company, visit www.kerr-mcgee.com.

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Media contacts:	Debbie Schramm Direct: 405-270-2877 Cell: 405-830-6937 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 405-270-3561

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